COMMAND TAX-FREE FUND
Gateway Center Three
100 Mulberry Street, 9th Floor
Newark, NJ 07102-4077



	September 28, 1998

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

	Re:	Form 24f-2 for Command Tax-Free Fund
		File Nos. 32-73900 and 811-3252

	On behalf of Command Tax-Free Fund, enclosed for filing under the Investment
Company Act of 1940 is one copy of Form 24f-2.  This document has been filed using the EDGAR system.  Should you have any questions, please contact me at
 (973) 367-3028.


							Very truly yours,

							/s/ Robert C. Rosselot
							Robert C. Rosselot
							Assistant Secretary




Enclosures